UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

September 30, 2019
Date of Report (date of earliest event reported)

ASCENA RETAIL GROUP, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-11736	30-0641353
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

933 MacArthur Boulevard
Mahwah, New Jersey 07430
(Address of principal executive offices, including zip code)

(551) 777-6700
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ASNA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On October 3, 2019, ascena retail group, inc. (the “Company”) issued a press release disclosing material non-public information regarding its results of operations for its fiscal fourth quarter and full year ended August 3, 2019. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 2.02.

The information in Item 2.02 of this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers: Compensatory Arrangements of Certain Officers

Appointment of New Directors
On September 30, 2019, the Board of Directors (the “Board”) of the Company appointed Paul Keglevic and Gary D. Begeman to fill two new Board positions created by the increase of the size of the Board from 10 to 12 members, each effective as of September 30, 2019.  Mr. Keglevic has previously served as an independent director on a number of boards of directors and as Chief Executive Officer, Chief Financial Officer, and in a number of other roles at Energy Future Holdings. Mr. Begeman has previously served as an independent director on a number of boards of directors and as Executive Vice President, General Counsel, and Secretary at NII Holdings, Inc.

Mr. Keglevic will join the Board as a member of the class of directors whose terms of office expire at the Company’s 2019 Annual Meeting of Stockholders (the “2019 Class”). Following Mr. Keglevic’s appointment, the 2019 Class consists of four directors. Mr. Begeman will join the Board as a member of the class of directors whose terms of office expire at the Company’s 2021 Annual Meeting of Stockholders (the “2021 Class”). Following Mr. Begeman’s appointment, the 2021 Class consists of four directors. In consideration for their services on the Board, each of Messrs. Keglevic and Begeman will receive an annual Board cash retainer of $250,000.

Termination of Transformation Bonus Program
On October 2, 2019, the Compensation and Stock Incentive Committee (the “Compensation Committee”) of the Board terminated the Company's Transformation Bonus Program (the “TBP”) and all outstanding awards under the TBP. The TBP was initially adopted by the Compensation Committee in March 2017. Gary Muto, the Company’s Chief Executive Officer, was the only remaining participant in the TBP. Mr. Muto consented to the termination of the TBP and the cancellation of any and all awards he may have been entitled to receive under the TBP.

Item 7.01 Regulation FD Disclosure.

On October 3, 2019, the Company will make a presentation about its fiscal fourth quarter and full year 2019 earnings as noted in the press release described in Item 2.02 above. The supplemental presentation slides are attached hereto as Exhibit 99.2 to this Current Report on Form 8-K and are incorporated by reference into this Item 7.01. Additionally, the Company has posted the supplemental presentation slides on its website at www.ascenaretail.com.

The information in Item 7.01 of this Form 8-K (including Exhibit 99.2) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Earnings announcement press release dated October 3, 2019.
99.2	Supplemental presentation slides.

Forward-Looking Statements

Certain statements or information made within this Current Report on Form 8-K may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. Forward-looking statements are statements related to future, not past, events, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “estimate,” “forecast,” “target,” “preliminary,” or “range,” and include, without limitation, the Company’s outlook for the first quarter and full year of Fiscal Year 2020, and risks associated with the ability to achieve a successful outcome for its portfolio brands and to otherwise achieve its business strategies. The Company does not undertake to publicly update or review its forward-looking statements even if experience or future changes make it clear that our projected results expressed or implied will not be achieved. Detailed information concerning a number of factors that could cause actual results to differ materially from the information contained herein is readily available in the Company’s most recent Annual Report on Form 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASCENA RETAIL GROUP, INC.
(Registrant)

Date: October 3, 2019

By:	/s/ Dan Lamadrid
Dan Lamadrid
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)